Exhibit 21.1

Significant Subsidiaries
Listed below are the significant subsidiaries of the Registrant as of December 31, 2015, and the states or jurisdictions in which they are incorporated or organized. The indentation reflects the principal parenting of each subsidiary. The name of other subsidiaries have been omitted from the list below, since they would not constitute, in the aggregate, a significant subsidiary as of December 31, 2015.

Weatherford International plc - Ireland
Name of Company	Jurisdiction
Weatherford Worldwide Holdings GmbH	Switzerland
Weatherford International Ltd.	Bermuda
Weatherford Bermuda Holdings Ltd.	Bermuda
Weatherford Services and Rentals Ltd.	British Virgin Islands
Weatherford Services, Ltd.	Bermuda
Weatherford Colombia Limited	British Virgin Islands
Weatherford Oil Tool Middle East Limited	British Virgin Islands
Weatherford Saudi Arabia Limited	Saudi Arabia
Weatherford Al-Rushaid Co. Ltd.	Saudi Arabia
Weatherford (Malaysia) Sdn. Bhd.	Malaysia
Weatherford KSP Company Limited	Thailand
PT. Weatherford Indonesia	Indonesia
Weatherford Asia Pacific Pte Ltd	Singapore
Weatherford International de Argentina S.A.	Argentina
Weatherford, LLC	Russia
Weatherford Capital Management Services Limited Liability Company	Hungary
PD Oilfield Services Mexicana, S. de R.L. de C.V.	Mexico
Weatherford de Mexico, S. de R.L. de C.V.	Mexico
WPA S.A. de C.V.	Mexico
Weatherford Artificial Lift Systems, LLC	Delaware
Weatherford International, LLC	Delaware
WEUS Holding, LLC	Delaware
Weatherford U.S., L.P.	Louisiana
Precision Drilling Services M.E. W.L.L.	United Arab Emirates
Precision Drilling Services (Netherlands) B.V.	Netherlands
Weatherford Danmark AS	Denmark
WFO S.A. de C.V.	Mexico
Weatherford Canada Ltd.	Canada
Precision Energy Services Saudi Arabia Co. Ltd.	Saudi Arabia
Weatherford Canada Partnership	Canada
Weatherford Australia Pty. Limited	Australia
Petrowell Limited	Scotland
Reeves Wireline Technologies Limited	England
Weatherford Trinidad Limited	Trinidad
Weatherford Liquidity Management Hungary Limited Liability Company	Hungary
Weatherford Latin America, S.C.A.	Venezuela
EVI de Venezuela, S.A.	Venezuela
Weatherford Industria e Comercio Ltda.	Brazil
Weatherford Drilling International Holdings (BVI) Ltd.	British Virgin Islands
Weatherford Drilling International (BVI) Ltd.	British Virgin Islands
Key International Drilling Company Limited	Bermuda
Desert Rig Operations, Inc.	Cayman
Weatherford Holding GmbH	Germany
Weatherford Oil Tool GmbH	Germany
Weatherford Products GmbH	Switzerland
Weatherford Management Company Switzerland Sarl	Switzerland
Weatherford Switzerland Trading and Development GmbH	Switzerland